Exhibit 8.1

September 14, 2004

Wholesale Auto Receivables Corporation

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

Re:	Federal Income Tax Consequences

We are issuing this opinion letter in our capacity as special counsel to Wholesale Auto Receivables Corporation (the “Seller”) and General Motors Acceptance Corporation (“GMAC”) in connection with the issuance of $2,000,000,000 Class A Floating Rate Asset Backed Term Notes, Series 2004-A, $131,148,000 Class B Floating Rate Asset Backed Term Notes, Series 2004-A and $54,645,000 Class C Floating Rate Asset Backed Term Notes, Series 2004-A (collectively, the “2004-A Term Notes”), the $1,000,000,000 maximum aggregate principal balance Class A Floating Rate Asset Backed Revolving Note, Series 2004-RN1 (the “2004-RN1 Revolving Note”), and the $1,000,000,000 maximum aggregate principal balance Class A Floating Rate Asset Backed Revolving Note, Series 2004-RN2 (the “2004-RN2 Revolving Note,” and together with the 2004-A Term Notes and the 2004-RN1 Revolving Note, the “Notes”) by Superior Wholesale Inventory Financing Trust X (the “Trust”) pursuant to an Indenture (the “Indenture”), between the Trust and The Bank of New York, as Indenture Trustee (the “Indenture Trustee”); and $185,791,700 initial certificate balance of Floating Rate Asset Backed Certificates, Class 2004-A (the “2004-A Certificates”) by the Trust pursuant to a Trust Agreement (the “Trust Agreement”), between the Seller and Chase Manhattan Bank USA, National Association, as Owner Trustee (the “Owner Trustee”).

The Trust intends to issue the Notes and the 2004-A Certificates on or about September 17, 2004 (the “Issuance Date”).

We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the 2004-A Term Notes, and in order to express the opinion hereinafter stated, we have, among other things, examined and relied, to the extent we deem proper, on the following documents:

(i) a copy of the registration statement originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-57494) on March 23, 2001, as amended by Amendment No. 1 on April 4, 2001 (as so amended, the “First Registration Statement”), and the registration statement on Form S-3 (File No. 333-109950) originally filed with the Commission on October 24, 2003, as amended by Amendment No. 1 on November 10, 2003 (as so amended, the “Second Registration Statement”), which Second Registration Statement constitutes a post-effective amendment to the First Registration Statement, with

Wholesale Auto Receivables, Corporation

September 14, 2004

respect to asset-backed notes, including the 2004-A Term Notes, to be issued and sold in series from time to time, in the form in which it became effective, including the exhibits thereto;

(ii) a copy of the prospectus supplement, dated September 8, 2004 (the “Prospectus Supplement”) and the related prospectus, dated May 11, 2004 (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”), relating to the 2004-A Term Notes;

(iii) the Trust Agreement;

(iv) the Trust Sale and Servicing Agreement (the “Trust Sale and Servicing Agreement”), among the Seller, GMAC, as Servicer, and the Trust;

(v) the Indenture (including the form of Officer’s Issuance Certificate for the 2004-A Term Notes);

(vi) the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), between GMAC and the Seller; and

(vii) such other documents as we have deemed necessary for the expression of the opinions contained herein (collectively, documents (iii) - (vi) are referred to herein as the “Transaction Documents”).

In arriving at the opinion expressed below, we have examined and relied, to the extent we deem proper, on the Transaction Documents. In our examination, we have assumed that the Officer’s Issuance Certificates will be executed in the form submitted to us, and we have assumed the enforceability of all Transaction Documents. We have also assumed, without independent verification, that the facts and representations and warranties in the documents upon which we relied are true and correct, and that the transactions contemplated by such documents will be consummated strictly in accordance with their terms.

In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), administrative rulings, judicial decisions, regulations, and such other authorities (including Treasury regulations) as we have deemed appropriate, all as in effect on the date hereof and all which are subject to change or different interpretation. However, we will not seek a tax ruling from the Internal Revenue Service (the “IRS”) with respect to any of the matters discussed herein. Moreover, the statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the IRS. Our opinion is in no way binding on the IRS or any court, and it is possible that the IRS or a court could, when presented with these facts, reach a different conclusion. We express no opinion herein as to any laws other than federal law of the United States of America. In rendering such opinions, we have assumed that the Trust will be operated in accordance with the terms of the Trust Agreement, the Trust Sale and Servicing Agreement, the Pooling and Servicing Agreement and the Indenture.

Wholesale Auto Receivables, Corporation

September 14, 2004

Based on and subject to the foregoing, we are of the opinion that under the existing tax laws of the United States of America, although no transaction closely comparable to those contemplated herein has been the subject of any Treasury regulation, revenue ruling, or judicial decision, for United States federal income tax purposes:

(i) the statements in the Base Prospectus under the caption “Federal Income Tax Consequences” and in the Prospectus Supplement under the caption “Federal Income Tax Consequences,” to the extent that they constitute matters of law or legal conclusions, have been prepared or reviewed by us and are correct in all material respects;

(ii) the 2004-A Term Notes will be characterized as indebtedness; and

(iii) the Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but instead will be treated as a division of the Seller and thus a disregarded entity for federal income tax purposes.

Except for the opinions expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local, or foreign laws. In addition, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. This letter is limited to the specific issues addressed herein and the opinions rendered above are limited in all respects to laws and facts existing on the date hereof. By rendering these opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof or as to any future action that may become necessary to maintain the character of the 2004-A Term Notes as indebtedness or the Trust as a disregarded entity for federal income tax purposes.

We hereby consent to the filing of this opinion with Form 8-K and to the reference to our firm in the Base Prospectus under the captions “Federal Income Tax Consequences” and “Legal Opinions” and in the Prospectus Supplement in the Summary under the caption “Tax Status” and under the caption “Federal Income Tax Consequences.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP